EXHIBIT 99.3


LOGO




Contact:    Michael Scharf
            Chairman and CEO
            (212) 317-1000


FOR IMMEDIATE RELEASE


NIAGARA CORPORATION ANNOUNCES
STOCK REPURCHASE PROGRAM

      New York, May 21, 1998 - Niagara Corporation (Nasdaq:NIAG) announced today that its Board of Directors authorized the repurchase, from time to time, of up to one million shares of its common stock in open market and privately negotiated transactions. Niagara said that such purchases would be subject to market and other conditions. The Company would finance the purchases with internally generated funds, and, if necessary, borrowings under its existing credit facilities. Shares repurchased would be available for use in the Company's benefit plans and for general corporate purposes. Niagara has approximately 10 million shares of common stock outstanding.

      Niagara is the largest independent cold finished bar producer in the United States with facilities in Buffalo, New York; Chattanooga, Tennessee; Hammond and Griffith, Indiana; and Midlothian, Texas.